CPI AEROSTRUCTURES, INC. 8-K

EXHIBIT 99.1

CPI AEROSTRUCTURES REPORTS FIRST QUARTER 2021 RESULTS

First Quarter 2021 vs. First Quarter 2020 (Re-stated)

•	Revenue of $30.8 million compared to $16.9 million.
•	Gross profit of $4.9 million compared to $0.2 million.
•	Gross margin of 16.0% compared to 0.9%.
•	Net income of $1.2 million compared to net loss of $(3.4) million.
•	Earnings per diluted share of $0.10 compared to loss per diluted share of $(0.29).

EDGEWOOD, N.Y. – December 27, 2021 – CPI Aerostructures, Inc. (“CPI Aero®”) (NYSE American: CVU) today announced financial results for the three-month period ended March 31, 2021.

Commenting on first quarter 2021 results, Douglas McCrosson, president and CEO, said, “As several newer defense programs entered the manufacturing phase and other early-stage programs ramped up production we delivered 83% higher revenue while also achieving a 1,500-basis point improvement in gross margin compared to a year ago. Effective execution of our funded military backlog continued to drive revenue growth, with revenue from military contracts more than doubling to $28.9 million while revenue from commercial aviation contracts was nearly cut in half to $1.9 million. The combination of the gross profit improvement and lower interest expense, slightly offset by increased SGA expenses, drove a $4.6 million swing to bottom line profitability.”

Added Mr. McCrosson, “However, the rate of sales growth not unexpectedly increased our working capital needs during the quarter and both net contract assets and accounts receivable grew significantly in the three-month period resulting in a use of funds in operating activities of $4.9 million for the quarter. We expect to report positive cash flow from operations during the remainder of 2021 as contract assets have burned down with product deliveries, and we maintain our previously stated belief that operating cash flow for 2021 will be higher than 2020.”

“Funded backlog at March 31, 2021 was $162.7 million of which $160.5 or 99% was for defense markets, compared to $169.6 million as of December 31, 2020, of which $166.2 million, or 98%, was for defense markets. This 4% decline was expected given the fact that we received more than $60 million in new firm orders, including $52.1 million in orders from Northrop Grumman for the E-2D program to support several years’ of deliveries, during the first quarter of 2020. Total backlog as of March 31, 2021 was $451.0 million, including multi-year defense contracts of $433.5 million, compared to total backlog as of December 31, 2020 of $476.2 million, including multi-year defense contracts of $456.8 million,” continued Mr. McCrosson. “We believe the defense market remains strong and we have a robust pipeline of opportunities for military applications in key strategic sectors including electronic warfare, hypersonics and unmanned systems. We have been notified by customers that we were successful on winning several new contracts that we plan to announce if and when permitted by our customers. This gives me confidence to believe that we are on track to end 2021 with approximately $500 million in total backlog, up 5% from the end of 2020.”

CPI Aero Q1’21 Earnings Press Release December 27, 2021	Page 2

“We are affirming our previously stated expectation for 2021 revenue greater than $100 million compared to $87.6 million in 2020 and net income of greater than $4 million, not including the $4.8 million of other income related to the July 1, 2021 forgiveness of our Paycheck Protection Program loan, as compared to the net loss of $3.7 million in 2020. As we head into 2022, we intend to remain focused on improving working capital management, strengthening our balance sheet through further debt reductions, increasing profit margins via improved operational efficiency, and lowering SG&A costs as legal and accounting costs return to historical levels. We will also continue looking for opportunities to optimize our product mix and discontinue products and programs that cannot achieve a satisfactory margin,” concluded Mr. McCrosson.

About CPI Aero

CPI Aero is a U.S. manufacturer of structural assemblies for fixed wing aircraft, helicopters and airborne Intelligence Surveillance and Reconnaissance and Electronic Warfare pod systems, primarily for national security markets. Within the global aerostructure supply chain, CPI Aero is either a Tier 1 supplier to aircraft OEMs or a Tier 2 subcontractor to major Tier 1 manufacturers. CPI also is a prime contractor to the U.S. Department of Defense, primarily the Air Force. In conjunction with its assembly operations, CPI Aero provides engineering, program management, supply chain management, and MRO services. CPI Aero is included in the Russell Microcap® Index.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included or incorporated in this press release are forward-looking statements. The words “believe,”

“expect,” “intend” and “will,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among others,

those statements regarding the Company’s expected financial results for the year ended December 31, 2021

These forward-looking statements involve risks and uncertainties, and actual results could vary materially from these forward-looking statements. Factors that may cause future results to differ materially from the Company’s current expectations include, among other things, the Company’s completion of its financial statements for the periods ending

June 30, 2021, September 30, 2021 and December 31, 2021, any delay in the filing of periodic reports, adverse effects on the Company’s business related to the disclosures made in this press release or the reactions of customers or suppliers,

any adverse developments in existing legal proceedings or the initiation of new legal proceedings, and volatility of the

Company’s stock price.

The Company does not guarantee that it will actually achieve the plans, intentions or expectations disclosed in its forward-looking statements and you should not place undue reliance on the Company’s forward-looking statements. There are a number of important factors that could cause the Company’s actual results to differ materially from those indicated

or implied by its forward-looking statements, including those important factors set forth under the caption “Risk Factors”

in the Company’s Annual Report on Form 10-K/A for the period ended December 31, 2020 and Quarterly Report on Form

10-Q for the three-month period ended March 31, 2021. Although the Company may elect to do so at some point in the future, the Company does not assume any obligation to update any forward-looking statements and it disclaims any intention or obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

CPI Aero® is a registered trademark of CPI Aerostructures, Inc. For more information, visit www.cpiaero.com, and follow us on Twitter @CPIAERO.us on Twitter @CPIAERO.

Contact
Investor Relations Counsel	CPI Aero, Inc.
LHA Investor Relations	Andrew L. Davis
Jody Burfening	Chief Financial Officer
(212) 838-3777	(631) 586-5200
cpiaero@lhai.com	adavis@cpiaero.com
www.lhai.com	www.cpiaero.com

CPI Aero Q1’21 Earnings Press Release December 27, 2021	Page 3

CPI AEROSTRUCTURES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	March 31, 2021 (Unaudited)	December 31, 2020 (As Restated)
ASSETS
Current Assets:
Cash	$815,339	$6,033,537
Accounts receivable, net	8,233,688	4,962,906
Insurance recovery receivable	2,850,000	—
Contract assets	26,700,456	19,729,638
Inventory	5,499,218	6,386,288
Refundable income taxes	40,000	40,000
Prepaid expenses and other current assets	596,570	534,857
Total current assets	44,735,271	37,687,226

Operating lease right-of-use assets	3,651,630	4,075,048
Property and equipment, net	2,288,084	2,521,742
Intangibles, net	218,750	250,000
Goodwill	1,784,254	1,784,254
Other assets	176,515	191,179
Total assets	$52,854,504	$46,509,449

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current Liabilities:
Accounts payable	$15,040,492	$12,092,684
Accrued expenses	5,987,100	5,937,921
Litigation settlement obligation	3,391,233	—
Contract liabilities	528,596	1,650,549
Loss reserve	2,297,788	2,009,247
Current portion of long-term debt	7,354,020	6,501,666
Operating lease liabilities	1,838,219	1,819,237
Income tax payable	3,198	948
Total current liabilities	36,440,646	30,012,252

Line of credit	21,000,000	20,738,685
Long-term operating lease liabilities	2,070,414	2,537,149
Long-term debt, net of current portion	4,750,906	6,205,095
Total liabilities	64,261,966	59,493,181

Shareholders’ Deficit:
Common stock - $.001 par value; authorized 50,000,000 shares, 11,985,152
and 11,951,271shares, respectively, issued and outstanding	11,985	11,951
Additional paid-in capital	72,349,534	72,005,841
Accumulated deficit	(83,768,981)	(85,001,524)
Total Shareholders’ Deficit	(11,407,462)	(12,983,732)
Total Liabilities and Shareholders’ Deficit	$52,854,504	$46,509,449

CPI Aero Q1’21 Earnings Press Release December 27, 2021	Page 4

CPI AEROSTRUCTURES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	For the Three Months Ended
	2021	2020
		(As Restated - See Notes 14)
Revenue	$30,818,746	$16,858,386
Cost of sales	25,898,658	16,705,403
Gross profit	4,920,088	152,983
Selling, general and administrative expenses	3,390,806	3,093,090
Income (loss) from operations	1,529,282	(2,940,107)
Interest expense	294,489	416,670
Income (loss) before provision for (benefit from) income taxes	1,234,793	(3,356,777)
Provision for income taxes	2,250	578
Net income (loss)	$1,232,543	$(3,357,355)
Income (loss) per common share – basic	$0.10	$(0.29)
Income (loss) per common share – diluted	$0.10	$(0.29)

Shares used in computing income (loss) per common share:
Basic	11,983,270	11,837,014
Diluted	12,084,901	11,837,014